Exhibit 99.1

Tenneco Provides Financial Guidance in Advance of First Quarter Earnings Announcement

Lake Forest, IL, April 17, 2015 – Tenneco Inc. (NYSE:TEN) is re-affirming its positive revenue growth in the first quarter, excluding currency, and providing additional financial information. The company will report first quarter financial results on April 27, 2015.

The company is confirming that it expects first quarter total revenue, excluding the impact of currency, to increase about 4% versus first quarter 2014. As indicated during an April 1 web cast at the Bank of America Merrill Lynch Auto Summit, the company anticipates a currency headwind of about 7%. The increase from its earlier expectation of a 4% to 6% currency headwind is due to the U.S. dollar strengthening throughout the quarter.

Tenneco is expecting that its tax rate in the first quarter will be similar to the rate in first quarter 2014, which is higher than the company’s full-year guidance. However, Tenneco still expects a full-year tax rate between 33% and 36%.

As a result of continued growth in China, Tenneco anticipates its expense in the quarter for non-controlling interest in the company’s joint ventures will be up $6 million versus a year ago, which is roughly in line with the non-controlling interest expense in the fourth quarter of last year.

Tenneco’s structural growth drivers and operational performance remain strong and, as a result, the company expects solid first quarter results with a year-over-year increase in adjusted EBIT and adjusted value-add EBIT margin, continuing a two-year trend of margin improvement. However, the earnings impact of currency headwinds in North America and Europe, and the higher year-over-year non-controlling interest expense will impact Tenneco’s first quarter adjusted earnings per share, which the company expects will be slightly lower than the first quarter of 2014.

Tenneco plans to issue its first quarter 2015 earnings release before the market opens on Monday, April 27, 2015 and hold a conference call the same day at 10:00 a.m. Eastern time. The conference call dial-in and playback information is available on the company’s web site at www.tenneco.com.

Tenneco is an $8.4 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 29,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive, commercial truck, and off-highway original equipment markets, and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

This press release contains forward-looking statements regarding the company’s anticipated results for the first quarter of 2015, which are identified by the use of words such as “re-affirming,” “guidance,” “expects” or “expectation”, “anticipates” and similar expressions. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company’s actual results could differ materially. Among the factors that could cause these results to differ materially from current expectations are adjustments to the company’s preliminary estimates for the financial results of the first quarter 2015 and issues encountered in the completion of the quarterly review. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding risks and uncertainties that could cause actual results to differ from expectations is detailed from time to time in the company’s filings with the Securities and Exchange Commission, including but not limited to its annual report on Form 10-K for the year ended December 31, 2014.

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Contacts:

Investor Inquiries

Linae Golla

847 482-5162 (office)

224 632-0986 (cell)

lgolla@tenneco.com

Media Inquiries

Bill Dawson

847 482-5807 (office)

bdawson@tenneco.com